ASSIGNMENT OF MORTGAGE

KNOW THAT      SL  GREEN  OPERATING  PARTNERSHIP,  L.P.,  a  Delaware limited
               partnership  ("Assignor")   having  its  principal   place  of
               business at 70 West 36/th/ Street New York, New York 10018

                                        ASSIGNOR,

in consideration of Ten Dollars ($10.00) and other lawful consideration paid by LEHMAN BROTHERS HOLDINGS INC., d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation ("Assignee") having an address at Three World Financial Center, New York, New York 10285

                                        ASSIGNEE,

hereby assigns unto the assignee in accordance with, and subject to, the terms of that certain Security Agreement, dated the date hereof, between Assignor and Assignee (the "Security Agreement"), those certain mortgages as more particularly described on Exhibit A attached hereto and made part hereof
                               ---------
(collectively, the "Mortgage"), and covering the premises known as 17 Battery Place, New York, New York;

TOGETHER with the bonds or notes or obligations described in the Mortgage, and the monies due and to grow due thereon with the interest;

TO HAVE AND TO HOLD the same unto Assignee and to the successors, legal representatives and assigns of assignee forever.

The Assignor hereby states, upon knowledge, that the Assignee is not acting as a nominee of the mortgagor under the Mortgage and that the Mortgage continues to secure a bona fide obligation.

IT IS EXPRESSLY UNDERSTOOD AND AGREED that this Assignment is made without any recourse to, and without any covenant or warranty, express or implied, by the assignor in any event whatsoever, except as expressly set forth in the aforesaid Security Agreement and the Loan Agreement (as defined in the Security Agreement).

The word "assignor" or "assignee" shall be construed as if it read "assignors" or "assignees" whenever the sense of this instrument so requires.

     IN WITNESS HEREOF, the assignor has duly executed this Assignment as of the 20th day of March, 1998.

                         SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                         By: SL Green Realty Corp., a Maryland corporation, its general partner


                              By:  /s/ David J. Nettina
				   --------------------------------------
                                   David J. Nettina
                                   Chief Financial Officer


                              By:  /s/ Benjamin P. Feldman
				   --------------------------------------
                                   Benjamin P. Feldman
                                   Executive Vice President


                                ACKNOWLEDGMENT


                               (To Be Attached)


                                  EXHIBIT A
                                  ---------

1. Mortgage made by 17 Battery Place North Associates II to Connecticut Mutual Life Insurance Company in the amount of $6,500,000, dated as of June 9, 1986 and recorded on June 10, 1986 in the New York County Register's Office in Reel 1074, Page 514, upon which mortgage tax in the amount of $146,250 was paid and the note secured thereby ("17 Mortgage 1");

     a. 17 Mortgage 1 was assigned pursuant to an Assignment of Mortgage, dated March 21, 1996, given by Massachusetts Mutual Life Insurance Company, successor by merger to Connecticut Mutual Life Insurance Company to CS First Boston Mortgage Capital Corp. and recorded in the New York County Register's Office on March 27, 1996, in Reel 2307, Page 1103.

2. Mortgage made by Downtown Acquisition Partners, L.P. to CS First Boston Mortgage Capital Corp. in the amount of $18,500,000, dated as as of March 22, 1996 and recorded on March 27, 1996 in the New York County Register's Office in Reel 2307, Page 1110, upon which mortgage tax in in the amount of $508,750 was paid and the note secured thereby ("17 Mortgage 2");

     a. 17 Mortgage 1 and 17 Mortgage 2 were consolidated into a single lien of $25,000,000 by that certain Mortgage Consolidation, Modification, Extension, Assignment of Rents and Security Agreement between Downtown Acquisition Partners, L.P. and CS First Boston Mortgage Capital Corp. dated March 22, 1996 and recorded March 27, 1996 in Reel 2307, Page 1118.

     b. 17 Mortgage 1 and 17 Mortgage 2, as consolidated, were assigned by that certain Assignment of Mortgage by Credit Suisse First Boston Mortgage Capital LLC, successor to CS First Boston Mortgage Capital Corp., to The Chase Manhattan Bank ("Chase"), as trustee under that certain Pool I Pooling and Servicing Agreement dated as of April 25, 1997 and recorded on June 6, 1997 in Reel 2463 Page 793.

     c. 17 Mortgage 1 and 17 Mortgage 2, as consolidated and assigned by Chase, were assigned to SL Green Operating Partnership, L.P. by that certain Assignment of Mortgage dated December 19, 1997.

     d. Partial Release of Mortgage by SL Green Operating Partnership, L.P. to SLG 17 Battery LLC dated as of December 19, 1997

     e. Modification and Splitter Agreement dated as of December 19, 1997 by and between SL Green Operating Partnership, L.P. and 17 Battery Upper Partners LLC, which splits the lien of 17 Mortgage 1 and 17 Mortgage 2, as consolidated and assigned, into (i) a $15,500,000 mortgage (the "1/st/ Split Mortgage") and (ii) a $9,500,000 mortgage (the "2/nd/ Split Mortgage"), which 2/nd/ Split Mortgage was assigned to G 17 Battery Partners LLC by that certain
          Assignment of Mortgage dated as of December 19, 1997 and is subordinate to the 1/st/ Split Mortgage pursuant to that certain Intercreditor and Subordination Agreement dated as of December 19, 1997 between SL Green Operating Partnership, L.P. and G 17 Battery Partners LLC.